UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2018, the Human Resources Committee (the “Committee”) of the Board of Directors of CSS Industries, Inc. (the “Company”) approved payouts to the Company’s named executive officers under the discretionary component of the Company’s bonus program for fiscal 2018. The approved payouts were as follows: Christopher J. Munyan - $186,530; John M. Roselli - $79,800; Carey B. Edwards - $73,542; William G. Kiesling - $74,988; and Cara L. Farley - $83,854.

Also on May 22, 2018, the Committee approved amendments to the Company’s Change of Control Severance Pay Plan for Executive Management (the “Change of Control Plan”), and to the Company’s 2013 Equity Compensation Plan (the “2013 Equity Plan” and, together with the Change of Control Plan, the “Plans”) and recommended that the Board of Directors of the Company (the “Board”) approve the amendments to the Plans. On May 22, 2018, the Board approved amendment and restatements of the Plans to reflect the amendments. The amended and restated Plans are effective May 22, 2018. Capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K shall have the meanings given to such terms in the Change of Control Plan or in the 2013 Equity Plan, as the case may be.

Among other things, the amended and restated Change of Control Plan:

•
Revises the definition of “Good Reason” to clarify the change in reporting relationships for which Good Reason may be triggered following a Change of Control, and specifies that a change of at least 50 miles in the geographic location for which services are performed is deemed a material change in geographic location.

•	Provides that all subsidiaries of the Company are participating employers in the Change of Control Plan.

Among other things, the amended and restated 2013 Equity Plan:

•
Provides that for new grants, “Retirement” is defined to mean a voluntary resignation of employment after attaining the age of 55 and completing ten years of service, with the approval of the Committee that the resignation is on account of retirement.

•
Specifies that for new option grants, in the case of a termination as a result of retirement, disability or death, the option will remain exercisable until the earlier of one year after termination of employment or the scheduled expiration of the term of the option, unless the Committee determines otherwise.

The foregoing descriptions of the revisions included in the Plans do not purport to be complete and are qualified in their entireties by the full text of the amended and restated Change of Control Plan and the amended and restated 2013 Equity Plan, copies of which are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	CSS Industries, Inc. Change of Control Severance Pay Plan for Executive Management and Summary Plan Description (as amended and restated effective as of May 22, 2018)
99.2	2013 Equity Compensation Plan (as amended and restated effective as of May 22, 2018)

EXHIBIT INDEX

Exhibit No.	Description
99.1	CSS Industries, Inc. Change of Control Severance Pay Plan for Executive Management and Summary Plan Description (as amended and restated effective as of May 22, 2018)
99.2	2013 Equity Compensation Plan (as amended and restated effective as of May 22, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	May 29, 2018	By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Licensing and General Counsel

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